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                         CERTIFICATE OF INCORPORATION

                          ATLANTIC RICHFIELD COMPANY


                             AS AMENDED MAY 3, 1993

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                          CERTIFICATE OF INCORPORATION
                         OF ATLANTIC RICHFIELD COMPANY
                            (A DELAWARE CORPORATION)

                                   ARTICLE I
                           NAME AND TERM OF EXISTENCE

           A. The name of the Company is Atlantic Richfield Company.

           B. The term of existence of the Company is perpetual.

                                   ARTICLE II
                          ADDRESS AND REGISTERED AGENT

          The location and post office address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                            DESCRIPTION OF BUSINESS

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                 CAPITAL STOCK

A. AUTHORIZED SHARES

          The aggregate number of shares of Capital Stock which the Company shall have authority to issue is six hundred seventy-six million, thirty-six thousand, three hundred thirty-two (676,036,332) shares ("Capital Stock"), to be divided into four classes consisting of:

          1. Seventy-five million (75,000,000) shares of Preferred Stock of the par value of One Cent ($.01) each (hereinafter sometimes called "Preferred Stock"),

          2. Ninety-four thousand, three hundred sixteen (94,316) shares of $3.00 Preference Stock of the par value of One Dollar ($1.00) each (hereinafter sometimes called "$3.00 Preference Stock"),

          3. Nine hundred forty-two thousand, sixteen (942,016) shares of $2.80 Cumulative Convertible Preference Stock of the par value of One Dollar ($1.00) each (hereinafter sometimes called "$2.80 Preference Stock"), and

          4. Six hundred million (600,000,000) shares of Common Stock of the par value of Two Dollars Fifty Cents ($2.50) each (hereinafter sometimes called "Common Stock").

          The following is a description of each class of capital stock and a statement of the preferences, qualifications, privileges, limitations, restrictions, and other special or relative rights granted to or imposed upon the shares of each class:

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B. PREFERRED STOCK

          The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix a designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof; provided, however, that the Preferred Stock shall be subordinate as to dividends and rights upon liquidation, dissolution and winding up to the $3.00 Preference Stock and the $2.80 Preference Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof than outstanding) by the affirmative vote of the holders of stock of the Company entitled to vote thereon having a majority of the votes entitled to be cast, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

C. PREFERENCE STOCK

1. ISSUANCE OF PREFERENCE STOCK.

          The Company is authorized to issue the following two classes of Preference Stock:

          $3.00 Preference Stock

          $2.80 Preference Stock

          A. The shares of $3.00 Preference Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares of $3.00 Preference Stock shall be identical except as to the relative rights and preferences, set forth in this Certificate. There may be variations between different series, namely, the amount payable upon shares in the event of liquidation of the Company and the price or prices at which shares may be redeemed.

          The Board of Directors is hereby expressly vested with authority, by resolution, to divide the $3.00 Preference Stock into series and, within the limitations prescribed by law and by this Certificate, to fix and determine at the time of the establishment of any series the relative rights and preferences of any series so established.

          The series of the authorized shares of $3.00 Preference Stock of the Company designated $3.00 Cumulative Convertible Preference Stock shall consist of ninety-four thousand, three hundred sixteen (94,316) shares; and the shares of said series shall have, in addition to the rights and preferences granted by law and by the other provisions of this Certificate, the following relative rights and preferences:

          (i) The amount which, in the event of voluntary or involuntary liquidation of the Company, shall be payable for shares of said series prior to any payment to the holders of Common Stock or of any other class of stock of the Company ranking as to assets subordinate to the $3.00 Preference Stock shall be Eighty Dollars ($80.00) for each share of said series (in addition to accrued and unpaid dividends).

          (ii) The price for each share at which shares may be redeemed at the option of the Company is Eighty-Two Dollars ($82.00).

          B. The authorized shares of $2.80 Preference Stock shall have, in addition to the rights and preferences granted by law and by the other provisions of this Certificate, the following rights and preferences:

          (i) The amount which, in the event of voluntary or involuntary liquidation of the Company, shall be payable for said shares prior to any payment to the holders of Common Stock or any other class of stock of the Company ranking as to assets subordinate to the $2.80 Preference Stock shall be Seventy Dollars ($70.00) for each share (in addition to accrued and unpaid dividends).

          (ii) The price for each share at which shares may be redeemed at the option of the Company is Seventy Dollars ($70.00).

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2. DIVIDENDS.

          The holders of shares of Preference Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of Three Dollars ($3.00) per share per year for $3.00 Preference Stock and at the rate of Two Dollars and Eighty Cents ($2.80) per share per year for $2.80 Preference Stock, and no more, payable quarterly on the twentieth day of each March, June, September and December. Such dividends shall be cumulative from the quarterly dividend payment date next preceding the date of issue of each share, unless the date of issue is a quarterly dividend payment date or a date between the record date for the determination of holders of Preference Stock entitled to receive a quarterly dividend and the date of payment of such quarterly dividend, in either of which events such dividends shall be cumulative from such quarterly dividend payment date. In case dividends for any quarterly dividend period are not paid in full, all shares of Preference Stock and all shares of any class or classes of stock of the Company ranking as to dividends on a parity with the Preference Stock shall participate ratably in the payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled. No dividends shall be paid or set apart for payment or declared on the Common Stock or on any other class of stock of the Company ranking as to dividends subordinate to the Preference Stock (other than dividends payable in Common Stock or in any other class of stock of the Company ranking as to dividends and assets subordinate to the Preference Stock or dividends paid or set apart for payment or declared in order to comply with law or with a governmental or court order or decree), and no payment shall be made to any sinking fund for any class of stock of the Company ranking as to dividends or assets on a parity with or subordinate to the Preference Stock, until dividends payable for all past quarterly dividend periods on all outstanding shares of Preference Stock have been paid, or declared and set apart for payment, in full.

3. LIQUIDATION OF THE COMPANY.

          In the event of voluntary or involuntary liquidation of the Company, the holders of shares of Preference Stock shall be entitled to receive from the assets of the Company (whether capital or surplus), prior to any payment to the holders of Common Stock or of any other class of stock of the Company ranking as to assets subordinate to the Preference Stock, the amount per share which shall have been fixed and determined with respect to such Preference Stock plus an amount equal to the accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared. After such payments to the holders of shares of Preference Stock, any balance then remaining shall be paid to the holders of the Common Stock or of any other class of stock of the Company ranking as to assets subordinate to the Preference Stock, as they may be entitled. If, upon liquidation of the Company, its assets are not sufficient to pay in full the amounts so payable to the holders of shares of Preference Stock, all shares of Preference Stock shall participate ratably in the distribution of assets in proportion to the full amounts to which they are respectively entitled.

4. RANK.

          The Preferred Stock shall be subordinate with respect to dividends and rights upon liquidation, dissolution or winding up to the Preference Stock.

5. CONVERSION PROVISIONS.

          (a) Shares of Preference Stock, may, at the option of the holder, be converted into Common Stock of the Company (as such shares may be constituted on the conversion date) at the rate of six and eight-tenths (6.8) shares of Common Stock for each share of $3.00 Preference Stock, and at the rate of two and four-tenths (2.4) shares of Common Stock for each share of $2.80 Preference Stock, subject to adjustment as provided herein, provided that, as to any shares of Preference Stock which shall have been called for redemption, the conversion right shall terminate at the close of business on the fifth full business day prior to the date fixed for redemption or at such later time as may be fixed by the Board of Directors of the Company.

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          (b) The holder of a share or shares of Preference Stock may exercise the conversion right as to any share or shares thereof by delivering to the Company during regular business hours, at the office of any transfer agent of the Company for the Preference Stock or at such other place as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Company (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address or addresses) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made and such date is referred to herein as the "conversion date." As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Common Stock to which the stockholder is entitled and a check, cash, scrip certificate or other adjustment in respect of any fraction of a share as provided in subparagraph 5(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the conversion date unless the transfer books of the Company are closed on that date, in which event the stockholder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the conversion date.

          (c) No payment or adjustment shall be made for dividends accrued on any shares of Preference Stock converted or for dividends on any shares of Common Stock issuable on conversion, but until all dividends accrued and unpaid on such Preference Stock up to the quarterly dividend payment date next preceding the conversion date shall have been paid to the holder of the shares of Preference Stock converted or to his assigns, or declared and set apart for such payment, in full, no dividends shall be paid or set apart for payment or declared on the Common Stock or on any other class of stock of the Company ranking as to dividends subordinate to the Preference Stock (other than dividends payable in Common Stock or in any other class of stock of the Company ranking as to dividends and assets subordinate to the Preference Stock or dividends paid or set apart for payment or declared in order to comply with law or with a governmental or court order or decree) and no payment shall be made to any sinking fund for any class of stock of the Company ranking as to dividends or assets on a parity with or subordinate to the Preference Stock.

          (d) The Company shall not be required to issue any fraction of a share upon conversion of any share or shares of Preference Stock. If more than one share of Preference Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Preference Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Company shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market value of one share of Common Stock, which shall be taken to be the last reported sale price of the Company's Common Stock on the New York Stock Exchange on the last business day before the conversion date or, if there was no reported sale on that day, the average of the closing bid and asked quotations on that Exchange on that day or, if the Common Stock was not then listed on that Exchange, the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

          (e) The issuance of Common Stock on conversion of Preference Stock shall be without charge to the converting holder of Preference Stock for any tax in respect of the issuance thereof, but the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Company of the shares of Preference Stock converted, and the Company shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (f) The conversion rates provided in subparagraph 5(a) shall be subject to the following adjustments, which shall be made to the nearest one-hundredth of a share of Common Stock or, if none to the next lower one-hundredth:

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          (i) If the Company shall pay to the holders of its Common Stock a dividend in shares of Common Stock or in securities convertible into Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective at the opening of business on the next following full business day.

          (ii) If the Company shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares into a smaller number, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

          (iii) If the Company shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than the Current Market Price (as defined below in this subparagraph) of the Company's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Company outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Company which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Company's Common Stock at said record date. Notwithstanding the preceding sentence, if the Established Market Price (as defined below in this subparagraph) of the rights or warrants in the case of a particular issue thereof is less than Thirty-seven and One-half Cents ($0.375) per right or warrant in the case of $3.00 Preference Stock or is less than One Dollar ($1.00) per right or warrant in the case of $2.80 Preference Stock, the increase in the conversion rate shall be postponed and the amount of such Established Market Price shall be carried forward and applied as provided in subparagraph 5(f)(v). As used in this subparagraph 5(f)(iii) the term "Current Market Price" at said record date shall mean the average of the daily last reported sale prices per share of the Company's Common Stock on the New York Stock Exchange during the twenty (20) consecutive full business days commencing with the thirtieth (30th) full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that Exchange on that day, and provided further that if the Common Stock was not listed on that Exchange on any such day or days there shall be substituted the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day. As used in this subparagraph 5(f)(iii) the term "Established Market Price" of the rights or warrants shall mean the average of the means between the reported high and low sale prices per right or warrant on the New York Stock Exchange during the first three business days on which the rights or warrants are traded on that Exchange, provided that if an over-the-counter market for the rights or warrants is established on any day before they are traded on that Exchange there shall be substituted the mean between the lowest bid and the highest asked quotations in the over-the-counter market on that day.

          (iv) If the Company shall distribute to the holders of its Common Stock any evidences of its indebtedness, or any rights or warrants to subscribe for any security other than its Common Stock, or any other assets (excluding dividends and distributions in cash to the extent permitted by law), the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such distribution shall be increased, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the Current Market Price (as defined in subparagraph 5(f)(iii), of the Company's Common Stock at said record date and the denominator of which is such Current Market Price less the fair market value (as determined by the Board of Directors, whose determination, in the absence of fraud, shall be conclusive) of the amount of evidences of indebtedness, rights, warrants or other assets (excluding cash dividends and

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          distributions as aforesaid) so distributed which is applicable to one share of Common Stock. Notwithstanding the preceding sentence, if such fair market value in the case of a particular distribution is less than Thirty-seven and One-half Cents ($0.375) in the case of $3.00 Preference Stock or One Dollar ($1.00) in the case of $2.80 Preference Stock, the increase in the conversion rate shall be postponed and the amount of such fair market value shall be carried forward and applied as provided in subparagraph 5(f)(v).

               (v) Whenever the amounts of Established Market Price and the amounts of fair market value being carried forward as provided in subparagraphs 5(f)(iii) and (iv) plus any similar amount determined in connection with a particular issue of rights or warrants or a particular distribution aggregate Thirty-seven and One-half Cents ($0.375) or more in the case of $3.00 Preference Stock or One Dollar ($1.00) in the case of $2.80 Preference Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such particular issue or distribution shall be increased, effective at the opening of business on the next following full business day, by the aggregate of the increases in the conversion rate which were postponed as provided in subparagraphs 5(f)(iii) and (iv) plus the increase resulting from such particular issue or distribution.

               (vi) If the Company shall pay to the holders of its Common Stock a dividend in shares of Common Stock or if it shall split or combine the outstanding shares of its Common Stock, the amount of Thirty-seven and One-half Cents ($0.375) in the case of $3.00 Preference Stock and One Dollar ($1.00) in the case of $2.80 Preference Stock referred to in subparagraphs 5(f)(iii), (iv) and (v) (as theretofore decreased or increased) and also all amounts of Established Market Price and all amounts of fair market value then being carried forward as provided in subparagraphs 5(f)(iii) and (iv) (as theretofore decreased or increased) shall forthwith be proportionately decreased in the case of a stock dividend or split or increased in the case of a combination, so as to appropriately reflect the same, and all increases in the conversion rate then being postponed as provided in subparagraphs 5(f)(iii) and (iv) (as theretofore increased or decreased) shall forthwith be proportionately increased in the case of a stock dividend or split or decreased in the case of a combination, so as to appropriately reflect the same.

          No adjustment of the conversion rate provided in subparagraph 5(a) shall be made by reason of the issuance of Common Stock for cash except as provided in subparagraph 5(f)(iii), or by reason of the issuance of Common Stock for property or services. Whenever the conversion rate is adjusted pursuant to this subparagraph 5(f) the Company shall (i) promptly place on file at the office of each of its transfer agents for Preference Stock a statement signed by the Chairman of the Board, the President or a Vice President of the Company and by its Treasurer or an Assistant Treasurer or Secretary showing in detail the facts requiring such adjustment and the conversion rate after such adjustment, and shall make such statement available for inspection by shareholders of the Company and (ii) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the Borough of Manhattan, the City of New York, New York, stating that such adjustment has been made and the adjusted conversion rate.

          (g) In case of any reclassification or change of the outstanding shares of Common Stock of the Company (except a split or combination of shares) or in case of any consolidation or merger to which the Company is a party (except a merger in which the Company is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Company except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, effective provision shall be made by the Company or by the successor or purchasing corporation

               (i) that the holder of each share of Preference Stock then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company into which such share of Preference Stock might have been converted immediately prior thereto, and

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          (ii) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in subparagraph 5(f) above.

          The provisions of this subparagraph 5(g) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

          (h) Shares of Common Stock issued on conversion of shares of Preference Stock shall be issued as fully paid shares and shall be non-assessable by the Company. The Company shall at all times reserve and keep available, free from preemptive rights, for the purpose of effecting the conversion of Preference Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Preference Stock.

          (i) Shares of Preference Stock converted as provided herein shall not be reissued.

6. REDEMPTION AND ACQUISITION.

          The Company, at its option to be exercised by its Board of Directors, may redeem the whole or any part of the Preference Stock or of any class thereof or of any series thereof at any time at the applicable price for each share which shall have been fixed and determined with respect thereto, plus an amount equal to the accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared (hereinafter collectively called the "redemption price"). If at any time less than all of the $3.00 Preference Stock then outstanding is to be called for redemption, the Board may select one or more series of $3.00 Preference Stock to be redeemed and if less than all of the outstanding $3.00 Preference Stock of any series is to be called for redemption, the shares to be redeemed may be selected by lot or by such other equitable method as the Board in its discretion may determine. If at any time less than all of the $2.80 Preference Stock then outstanding is to be called for redemption, the shares to be redeemed may be selected by lot or by such other equitable method as the Board in its discretion may determine. The Board may determine that all shares of Preference Stock or all shares of either class of Preference Stock or all shares of any series of $3.00 Preference Stock shall be redeemed pro rata. Notice of every redemption, stating the redemption date, the redemption price, and the place of payment thereof, and, if less than all of either class of the Preference Stock then outstanding is called for redemption, identifying the shares of such class of Preference Stock to be redeemed, shall be published at least twice in a newspaper printed in the English language and of general circulation in the Borough of Manhattan, the City of New York, New York, the first publication to be not less than thirty (30) nor more than sixty
(60) days prior to the date fixed for redemption. Successive publications may be made in the same or in a different newspaper or newspapers meeting the foregoing requirements. Copies of such notice shall be mailed at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption to the holders of record of the shares of Preference Stock to be redeemed at their addresses as the same shall appear on the books of the Company, but failure to give such additional notice by mail or any defect therein or failure of any addressee to receive it shall not affect the validity of the proceedings for redemption. The Company, upon publication of the first notice of redemption as aforesaid or upon irrevocably authorizing the bank or trust company hereinafter mentioned to publish or to complete publication of such notice as aforesaid, may deposit or cause to be deposited in trust with a bank or trust company in the City of New York, New York, an amount equal to the redemption price of the shares to be redeemed, which amount shall be payable to the holders of the shares to be redeemed upon surrender of certificates therefor on or after the date fixed for redemption or prior thereto if so directed by the Board of Directors of the Company. Upon such deposit, or if no such deposit is made then from and after the date fixed for redemption unless the Company shall default in making payment of the redemption price upon surrender of certificates as aforesaid, the shares called for redemption or a pro rata part of each share in cases of redemption pro rata shall cease to be outstanding and the holders thereof shall cease to be stockholders with respect to such shares or pro rata parts and shall have no interest in or claim against the Company with respect to such shares or pro rata parts other than the right to receive the redemption price from such bank or trust company or from the Company, as the case may be, without interest thereon, upon surrender of certificates as aforesaid; provided that conversion rights of shares called for redemption shall terminate at the close of business on the fifth full business day prior to the date fixed for redemption or at such later time as may be fixed by the Board of Directors of the Company. Any funds so deposited which shall not be required for such redemption because of the exercise of conversion rights

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subsequent to the date of such deposit shall be returned to the Company. In case any holder of shares of Preference Stock which have been called for redemption shall not, within six (6) years after the date of such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank or trust company, upon demand, shall pay over to the Company such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof to such holder, and thereafter such holder shall look only to the Company for payment thereof. Any interest which may accrue on funds so deposited shall be paid to the Company from time to time.

          The Company shall, subject to applicable law, have the right to acquire Preference Stock from time to time at such price or prices as the Company may determine, provided that unless dividends payable for all past quarterly dividend periods on all outstanding shares of Preference Stock have been paid, or declared and set apart for payment, in full, the Company shall not acquire for value any shares of Preference Stock except in accordance with an offer (which may vary as to terms offered with respect to shares of different series but not with respect to shares of the same series) made in writing or by publication (as determined by the Board of Directors) to all holders of record of shares of Preference Stock.

          Preference Stock redeemed by the Company shall not be reissued and the appropriate officers of the Company shall take appropriate action from time to time to certify reductions in the number of shares of Preference Stock which the Company is authorized to issue. Preference Stock acquired otherwise than upon redemption or conversion shall not be cancelled or retired except by action of the Board of Directors and shall have the status of treasury stock which may be reissued by the Board until cancelled and retired by action of the Board.

7. ACTION BY COMPANY REQUIRING APPROVAL OF PREFERENCE STOCK.

          The Company shall not, without the affirmative vote at a meeting of the holders of at least two-thirds of the then outstanding $3.00 Preference Stock or of at least two-thirds of the then outstanding $2.80 Preference Stock:

          (a) change the preferences, qualifications, privileges, limitations, restrictions, or other special or relative rights granted to or imposed upon the shares of such class of Preference Stock in any material respect adverse to the holders thereof, provided that if any such change will affect any particular class or series of a class materially and adversely as contrasted with the effect thereof upon any other class or series of a class, no such change may be made without, in addition, such vote of the holders of at least two-thirds of the then outstanding shares of the particular class or series of a class which would be so affected; or

          (b) create or increase the authorized number of shares of any class of stock ranking as to dividends or assets prior to the class of Preference Stock;

and the Company shall not, without the affirmative vote at a meeting of the holders of at least a majority of the then outstanding $3.00 Preference Stock of all series and of at least a majority of the then outstanding $2.80 Preference Stock;

          (c) create any class of stock ranking as to dividends or assets on a parity with the Preference Stock or increase the authorized number of shares of the Preference Stock or of any class of stock ranking as to dividends or assets on a parity with it; or

          (d) sell, lease or convey (which terms shall not include a mortgage) all or substantially all of the property or business of the Company; or

          (e) become a party to a merger or consolidation unless the surviving or resulting corporation will have immediately after such merger or consolidation no stock either authorized or outstanding (except such stock of the Company as may have been authorized or outstanding immediately before such merger or consolidation or such stock of the surviving or resulting corporation as may be issued upon conversion thereof or in exchange therefor) ranking as to dividends or assets prior to or on a parity with the Preference Stock or the stock of the surviving or resulting corporation issued upon conversion thereof or in exchange therefor.

8. VOTING RIGHTS.

     (a) Each holder of record of $3.00 Preference Stock shall have the right to eight votes for each share of $3.00 Preference Stock standing in his name on the books of the Company. Each holder of record of $2.80 Preference Stock shall have the right to two votes for each share of $2.80 Preference Stock standing in his name on the books of the Company. In each election of directors in which holders of Preference Stock are entitled to vote, every holder of Preference Stock entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes or series of Preference Stock of which his shares are a part, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. If the Company shall make a distribution to the holders of its Common Stock in the form of a dividend in shares of Common Stock, or split the Common Stock, the vote to which each holder of record of Preference Stock shall be entitled immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to additional shares resulting from such dividend or split shall be proportionately increased effective at the opening of business on the next following full business day. Except as required by law or as otherwise specifically provided in this Article IV of this Certificate the holders of $3.00 Preference Stock, the holders of $2.80 Preference Stock and the holders of Common Stock shall vote together as one class.

     (b) If the Company shall have failed to pay, or declare and set apart for payment, dividends on all outstanding shares of $3.00 Preference Stock in an amount equal to six quarterly dividends at the rates payable upon such shares, the number of directors of the Company shall be increased by two at the first annual meeting of the stockholders of the Company held thereafter, and at such meeting and at each subsequent annual meeting until dividends payable for all past quarterly dividend periods on all outstanding shares of each series of $3.00 Preference Stock shall have been paid, or declared and set apart for payment, in full, the holders of shares of $3.00 Preference Stock shall have the right, voting as a class, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors of the Company shall be reduced by two, and such voting right of the holders of shares of $3.00 Preference Stock shall cease, subject to increase in the number of directors as aforesaid and to revesting of such voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as aforesaid.

     (c) If the Company shall have failed to pay, or declare and set apart for payment, dividends on all outstanding shares of $2.80 Preference Stock in an amount equal to six quarterly dividends at the rate payable upon such shares, the number of directors of the Company shall be increased by two at the first annual meeting of the stockholders of the Company held thereafter, and at such meeting and at each subsequent annual meeting until dividends payable for all past quarterly dividend periods on all outstanding shares of $2.80 Preference Stock shall have been paid, or declared and set apart for payment, in full, the holders of shares of $2.80 Preference Stock shall have the right, voting as a class, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors of the Company shall be reduced by two, and such voting right of the holders of shares of $2.80 Preference Stock shall cease, subject to increase in the number of directors as aforesaid and to revesting of such voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as aforesaid.

D. COMMON STOCK

     1. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in his name on the books of the Company. Except as required by law or as otherwise specifically provided in this Article IV, the holders of $3.00 Preference Stock, the holders of $2.80 Preference Stock and the holders of Common Stock shall vote together as one class.

E. PREEMPTIVE RIGHTS

     1. Neither the holders of Preferred Stock, nor the holders of $3.00 Preference Stock, nor the holders of $2.80 Preference Stock, nor the holders of Common Stock shall have preemptive rights, and the Company shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option rights or any securities having conversion or option rights without first offering such shares, rights or securities to any holders of the Preferred Stock, the $3.00 Preference Stock, the $2.80 Preference Stock or the Common Stock.


                                   ARTICLE V

                  ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

     A. Any action required or permitted to be taken by the holders of the Capital Stock of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chairman of the Board or by the President.

     B. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of at least 66 2/3% of all votes entitled to be cast by the holders of Capital Stock entitled to vote generally in the election of directors voting together as a single class shall be required to amend or repeal this
Article V or to adopt any provision inconsistent herewith.

                                   ARTICLE VI

                                   DIRECTORS

     A. Except as otherwise fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, the number of the directors of the Company shall be fixed from time to time by or pursuant to the By-Laws of the Company. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the directors in each class to hold office until their successors are elected and qualified. Each member of the Board of Directors in the first class of directors shall hold office until the Annual Meeting of Stockholders in 1986, each member of the Board of Directors in the second class of directors shall hold office until the Annual Meeting of Stockholders in 1987 and each member of the Board of Directors in the third class of directors shall hold office until the Annual Meeting of Stockholders in 1988. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of stockholders held in the third year following the year of their election or the election and qualification of the successors to such class of directors.

     B. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock, nominations for the election of directors may be made by the Board of Directors or by any record owner of Capital Stock of the Company entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as director at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the

Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the earlier of (x) the date on which notice of such meeting is first given to stockholders and (y) the date on which a public announcement of such meeting is first made. Each such notice shall include: (a) the name and address of each stockholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (c) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (d) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          C. Except as otherwise provided for, or fixed by, or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          D. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock, any one or more directors may be removed only for cause by the stockholders as provided herein. At any annual meeting of stockholders of the Company or at any special meeting of stockholders of the Company, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of Capital Stock entitled to vote thereon, present in person or by proxy, by the affirmative vote of at least 66 2/3% of all votes entitled to be cast by the holders of Capital Stock of the Company entitled to vote generally in an election of directors voting together as a single class, may remove such director or directors for cause.

          E. The Board of Directors shall have the power to adopt, amend and repeal By-Laws of the Company. Notwithstanding anything in this Certificate or the By-Laws of the Company to the contrary (and notwithstanding that a lesser percentage may be specified by law or in the By-Laws), the By-Laws shall not be amended or repealed by vote of the stockholders of the Company and no provision inconsistent therewith shall be adopted by vote of the stockholders of the Company without the affirmative vote of at least 66 2/3% of all votes entitled to be cast by the holders of Capital Stock of the Company entitled to vote generally in the election of directors voting together as a single class.

          F. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of at least 66 2/3% of all votes entitled to be cast by the holders of Capital Stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article VI or to adopt any provision inconsistent herewith.

                                  ARTICLE VII

                           PROHIBITION OF "GREENMAIL"

          A. Any purchase or other acquisition, directly or indirectly, in one or more transactions, by the Company or any Subsidiary (as hereinafter defined) of the Company of any share of Voting Stock (as hereinafter defined) or any Voting Stock Right (as hereinafter defined) known by the Company to be beneficially owned by any Interested Stockholder (as hereinafter defined) who has beneficially owned such security or right for less than two years prior to the date of such purchase shall, except as hereinafter expressly provided, require the affirmative vote of at least 66 2/3% of all votes entitled to be cast by the holders of the Voting Stock voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition by the Company or any of its Subsidiaries of Voting Stock or Voting Stock Rights purchased at or below Fair Market Value (as hereinafter defined) or made as part of a tender or exchange offer made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder or in a Public Transaction (as hereinafter defined).

          B. For the purposes of this Article VII:

          1. An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

          2. The term "Associate" used to indicate a relationship with any person, means (1) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

          3. A Person shall be a "beneficial owner" of any Voting Stock or Voting Stock Right:

          (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or

          (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Company or any of its Subsidiaries.

          (d) For the purposes of determining whether a person is an Interested Stockholder, the relevant class of securities outstanding shall be deemed to include all such securities of which such person is deemed to be the "beneficial owner" through application of this subparagraph 3, but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, but are not yet issued.

          4. "Fair Market Value" means, for any share of Voting Stock or any Voting Stock Right, the average of the closing sale prices during the 90-day period immediately preceding the repurchase of such Voting Stock or Voting Stock Right, as the case may be, on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such Voting Stock or Voting Stock Right, as the case may be, is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Voting Stock or Voting Stock Right, as the case may be, is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such Voting Stock or Voting Stock Right, as the case may be, is listed, or if such Voting Stock or Voting Stock Right, as the case may be, is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such Voting Stock or Voting Stock Right, as the case may be, during the 90-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such Voting Stock or Voting Stock Right, as the case may be, as determined by the Board of Directors in good faith.

          5. "Interested Stockholder" shall mean any person (other than (i) the Company, (ii) any of its Subsidiaries, (iii) any benefit plan or trust of or for the benefit of the Company or any of its Subsidiaries, or (iv) any trustee, agent or other representative of any of the foregoing) who or which:

          (a) is the beneficial owner, directly or indirectly, of more than 3% of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class); or

          (b) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 3% of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class); or

          (c) is an assignee of or has otherwise succeeded to any shares of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class) which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to any Public Transaction or a series of transactions including a Public Transaction.

          6. A "person" shall mean any individual, firm, corporation or other entity (including a "group" within the meaning of Section 13(d) of the Exchange
Act).

          7. A "Public Transaction" shall mean any (i) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (ii) open market purchases of shares if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the beneficial interest in the shares.

          8. The term "Subsidiary" shall mean any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Company or one or more Subsidiaries or by the Company and one or more Subsidiaries.

          9. The term "Voting Stock" shall mean stock of all classes and series of the Company entitled to vote generally in the election of directors.

          10. The term "Voting Stock Right" shall mean any security convertible into, and any warrant, option or other right of any kind to acquire beneficial ownership of, any Voting Stock, other than securities issued pursuant to any of the Company's employee benefit plans.

          C. A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article VII, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including without limitation,

          1. whether:

             (a) a person is an Interested Stockholder;

             (b) any Voting Stock and Voting Stock Right is beneficially owned by any person;

             (c) a person is an Affiliate or Associate of another;

             (d) a transaction is a Public Transaction; and

          2. the Fair Market Value of any Voting Stock or Voting Stock Right.

          D. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of at least 66 2/3% of all votes entitled to be cast by the holders of Capital Stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article VII or to adopt any provision inconsistent herewith.

                                  ARTICLE VIII

                                  INCORPORATOR

          The name and mailing address of the incorporator is:

          L. M. Custis
          Corporation Trust Center
          1209 Orange Street
          Wilmington, Delaware 19801

                                   ARTICLE IX

                              DIRECTOR'S LIABILITY

          To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its Stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended after approval by the Stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article IX by the Stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time.

          I,                    Secretary of Atlantic Richfield Company, hereby
certify that the foregoing is a true and correct copy of the Certificate of Incorporation of said Company now in force.

          WITNESS my hand and the seal of said Company this
day of           .

                                            ____________________________________
                                                          Secretary

                     BY-LAWS OF ATLANTIC RICHFIELD COMPANY
                            (A DELAWARE CORPORATION)

MEETING OF STOCKHOLDERS AND RECORD DATES

     1. Annual meeting. An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Tuesday in May of each year, at 10:00 a.m. Pacific Standard Time, or at such other hour as the Board of Directors may designate, or on such other day and at such hour as the Board of Directors may designate. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day which is not a legal holiday.

     2. Special meetings. Special meetings of stockholders may be called at any time in the manner provided in Article V of the Certificate of Incorporation.

     3. Place. Each annual or special meeting of stockholders shall be held at the principal office of the Company or at such other place in Delaware or elsewhere as the Board of Directors may designate.

     4. Notice. Written notice stating the place, day and hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by the Secretary at least ten days and not more than sixty days before the meeting to each stockholder of record entitled to vote at the meeting to his address appearing on the books of the Company.

     5. Quorum. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of stockholders. If a quorum is not present in person or by proxy, those present may adjourn from time to time to reconvene at such time and place as they may determine.

     6. Record dates. The Board of Directors may fix a time not less than ten and not more than sixty days prior to the date of any meeting of stockholders and not more than sixty days prior to the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or take effect, as a record date for the determination of the stockholders entitled to notice of or to vote at any such meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or for the purpose of any other lawful action. In such case, only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date fixed as aforesaid.

DIRECTORS

     7. Number. The number of directors constituting the entire Board shall be such number as shall be fixed from time to time by resolution of the Board of Directors.

     8. Age qualification. Except as the Board may otherwise determine, upon recommendation of the Nominating Committee of the Board, the retirement age for directors is age 72.

     9. Annual meeting. An annual meeting of the Board of Directors shall be held each year in conjunction with the annual meeting of stockholders, at the place where such meeting of stockholders was held or at such other place as the Board may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.

     10. Regular meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places in Delaware or elsewhere as the Board may determine.

     11. Special meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors in office, to be held at such time (as will permit the giving of notice as provided in the section) and at such place (in Delaware or elsewhere) as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of each special meeting shall be given to each director by the Secretary by written notice mailed on or before the third full business day before the meeting or by notice received personally or by other means at least twenty-four hours before the meeting. The notice need not refer to the business to be transacted at the meeting.

     12. Quorum. A majority of the directors in office shall constitute a quorum for the transaction of business but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine.

     13. Meeting by telephone. One or more directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     14. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

     15. Committees. The Board of Directors may by resolution adopted by a majority of the directors then in office, appoint an Executive Committee of three or more directors. To the extent provided in such resolution, the Executive Committee shall have and may, subject to applicable law, exercise the authority of the Board in the management of the business of the Company. The Board may appoint such other committees as it may deem advisable, and each such committee shall have such authority and perform such duties as the Board may determine. At each meeting of the Board all action taken by each committee since the preceding meeting of the Board shall be reported to it.

     16. Consent action. Any action which may be taken at a meeting of the directors or a meeting of the Executive Committee may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the Executive Committee, as the case may be, and shall be filed with the minutes of proceedings of the Board of Directors or the Executive Committee.

OFFICERS AND AGENTS

     17. Officers. The Board of Directors at any time may elect a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, may designate any one or more Vice Presidents as Executive Vice Presidents, Senior Vice Presidents, Financial Vice Presidents or otherwise, and may elect or appoint such additional officers and agents as the Board may deem advisable. Any two or more offices may be held by the same person except the offices of the Chairman of the Board and Secretary and the offices of President and Secretary.

     18. Term. Each officer and each agent shall hold office until the next annual meeting of the Board of

Directors or until his successor is elected or appointed and qualified, whichever occurs first, or until his death, resignation or removal by the Board of Directors.

     19. Authority, duties and compensation. All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in the By-Laws or as may be determined by the Board of Directors or the Chairman of the Board. They shall receive such compensation for their services as may be determined by the Board of Directors or in a manner approved by it. Notwithstanding any other provisions of these By-Laws, the Board shall have the power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the Company pursuant to the provisions of these by-laws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board prescribing a different signature, countersignature, endorsement or execution.

     20. Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. The Board at its discretion may designate the Chairman of the Board as chief executive officer of the Company, in which event the Chairman of the Board shall be charged with and shall have the discretion and supervision of all its business and operations. The Chairman of the Board shall sign all certificates of stock of the Company or shall cause them to be signed in facsimile or otherwise as permitted by law.

     21. President. In the absence or disability of the Chairman of the Board, the President shall preside at all meetings of stockholders and of the Board of Directors. The Board at its discretion may designate the President as chief executive officer of the Company, in which event the President shall be charged with and shall have the direction and supervision of its business and operations. If the office of Chairman of the Board is vacant, the President shall have the authority and shall perform the duties of the Chairman of the Board.

     22. Treasurer. The Treasurer shall keep and account for all moneys, funds, and property of the Company which shall come into the Treasurer's hands, and shall render such accounts and present such statements to the Board of Directors as may be required of the Treasurer. Unless the Board shall prescribe otherwise, the Treasurer shall deposit all funds of the Company which may come into the Treasurer's hands in such bank or banks as the Board may designate and in accounts in the name of the Company, shall endorse for collection bills, notes, checks and other negotiable instruments received by the Company, shall sign all bills, notes, checks and other negotiable instruments of the Company or cause them to be signed in facsimile or otherwise as the Board may determine, shall countersign all certificates of stock of the Company or cause them to be countersigned in facsimile or otherwise as permitted by law, and shall pay out money as the business of the Company may require, taking proper vouchers therefor. In the absence or disability of the Treasurer, an Assistant Treasurer shall have the authority and shall perform the duties of the Treasurer.

     23. Secretary. The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest to such records after every meeting by signature, shall safely keep all documents and papers which shall come into the Secretary's possession, shall truly keep the books and accounts of the Company appertaining to the Secretary's office, and shall present statements thereof when required by the Board. In the absence or disability of the Secretary, an Assistant Secretary shall have the authority and shall perform the duties of the Secretary.

     24. Corporate seal. A corporate seal shall be prepared and shall be kept in the custody of the

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

Secretary of the Company. The seal or a facsimile thereof may be impressed, affixed or reproduced, and attested to by the Secretary or an Assistant Secretary, for the authentication of documents or instruments requiring the seal and bearing the signature of a duly authorized officer or agent.

INDEMNIFICATION

     25. (a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such person's heirs, personal representatives and estate: provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, payment shall be made to or on behalf of such person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The rights to indemnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

              (b) Right of claimant to bring suit. If a claim under paragraph
(a) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company of expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct,

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

shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

     (c) Non-exclusivity of rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors, or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

     (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     (e) Indemnity agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Company will indemnify such persons to the fullest extent of the provisions of this Section 25.

     (f) Indemnification of employees and agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this
Section 25.

FISCAL YEAR AND ANNUAL REPORT

     26. Fiscal year. The fiscal year of the Company shall be the calendar year.

     27. Annual report. The Board of Directors shall cause an annual report to be prepared and mailed to the stockholders in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

SHARE TRANSFERS AND RECORDS

     28. Share transfers and records. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars to make and record all transfers of shares of stock of the Company or any class.

EMERGENCY BY-LAWS

     29. When operative. The emergency By-Laws provided by the following sections shall be operative during any emergency resulting from an attack on the United States, any nuclear disaster, earthquake or during the existence of any catastrophe, as a result of which a quorum of the Board of Directors or the Executive Committee thereof cannot be readily convened for action notwithstanding any different provision in the preceding sections of the By-Laws or in the Certificate of Incorporation of the Company or in the General Corporation Law of the State of Delaware. To the extent not inconsistent with the emergency By-Laws, the By-Laws provided in the preceding sections shall remain in effect during such emergency and upon the termination of such emergency, the emergency

By-Laws shall cease to be operative unless and until another such emergency shall occur.

     30.      Meetings.  During any such emergency:

       (a) Any meeting of the Board of Directors may be called by any director. Whenever any officer of the Company who is not a director has reason to believe that no director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this section.

       (b) Notice of each meeting called under the provisions of this section shall be given by the person calling the meeting or at his request by any officer of the Company. The notice shall specify the time and the place of the meeting, which shall be the head office of the Company at the time if feasible and otherwise any other place specified in the notice. Notice need be given only to such of the directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio.

     If given by mail, messenger, telephone or telegram, the notice shall be addressed to the director at his residence or business address or such other place as the person giving the notice shall deem suitable. In the case of meetings called by an officer who is not a director, notice shall also be given similarly, to the extent feasible, to the persons named on the list referred to in part (c) of this section. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice that he shall deem to be suitable.

       (c) At any meeting called under the provisions of this section, the director or directors present shall constitute a quorum for the transaction of business. If no director attends a meeting called by an officer who is not a director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than nine appearing highest in priority on such list) shall be deemed directors for such meeting and shall constitute a quorum for the transaction of business.

     31. Lines of succession. The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

     32. Offices. The Board of Directors, during as well as before any such emergency, may, effective during the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

     33. Liability. No officer, director or employee acting in accordance with these emergency By-Laws shall be liable except for willful misconduct.

     34. Repeal or change. The emergency By-Laws shall be subject to repeal or change by action of the Board of Directors or by the affirmative vote of at least 66 2/3% of all votes entitled to be cast by the holders of Capital Stock of the Company entitled to vote generally in the election of directors voting together as a single class, except that no such repeal or change shall modify the provisions of the next preceding section with regard to action or inaction prior to the time of such repeal or change.

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

I                                 Secretary of Atlantic Richfield Company,
hereby certify that the foregoing is a true and correct copy of the By-laws of the Company now in force.


      WITNESS my hand and the seal of said Company the ______ day of

___________________________.



                                              __________________________________
                                                          Secretary

January 23, 1989

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